Exhibit 10.2

RESIDUAL GUARANTY

THIS GUARANTY OF RESIDUAL (this “Guaranty”) is executed and entered into as of June 29, 2006, by PIEDMONT ENERGY PARTNERS, INC., a North Carolina corporation (together with its permitted successors and permitted assigns, being hereinafter referred to as “Guarantor”), in favor of U.S. BANK NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, but solely as Collateral and Paying Agent for the benefit of the Secured Parties (the “Collateral and Paying Agent”).

PRELIMINARY STATEMENTS

A. Defined Terms. Each capitalized term not otherwise defined herein shall have the meaning ascribed to such term in Article I.

B. The Issuer. Hardy Gas Storage Company, LLC, a West Virginia limited liability company and an Affiliate of Guarantor (the “Issuer”), was formed to construct, develop, own, and operate the Hardy Gas Storage Facility, and, in connection therewith, to enter into the Financing Documents to which it is a party.

C. The Facility. The Issuer intends to finance, construct, develop, and own an underground natural gas storage facility on 36,000 acres to be developed in Hardy and Hampshire Counties, West Virginia, having a working gas capacity of 12.361 MMdth and a maximum delivery of 176,000 dth per day, together with the storage wells, telemetering equipment, compressor station(s), pipelines, land, leases, easements and other assets necessary to operate the facility (the “Hardy Gas Storage Facility”).

D. Credit Agreement. The Revolving Lenders have concurrently with the execution of this Guaranty, entered into the Credit Agreement with the Issuer and the Revolving Lender Agent and, subject to the terms and conditions thereof, the Revolving Lenders shall make Equity Loans to the Issuer to be used by the Issuer to pay Approved Project Costs, as set forth in the Financing Documents.

E. Note Purchase Agreement. The Note Purchasers have, concurrently with the execution of this Guaranty, entered into the Note Purchase Agreement with the Issuer, and subject to the terms and conditions thereof, the Issuer has agreed to issue and sell to the Note Purchasers (i) Interim Notes, the proceeds of which shall be used to pay (or repay) Approved Project Costs and Equity Loans, and (ii) Term Notes, the proceeds of which shall be used to pay (or repay) Approved Project Costs, Equity Loans, and Interim Notes, in each case, as set forth in the Financing Documents.

F. Security Agreements. Concurrently with the execution of this Guaranty to secure payment of certain amounts due by the Issuer in connection with the Project, as specified in the Note Purchase Agreement, the Issuer is entering into a security agreement providing for the granting of security interests in certain assets of, and the pledging of the Ownership Interests in, the Issuer, to the Collateral and Paying Agent, and providing for intercreditor arrangements between the Revolving Lenders and the Note Holders.

G. This Guaranty. The parties hereto have entered into this Guaranty with respect to certain actions to be taken by the Secured Parties and the Relevant Parties under the Financing Documents, all as specified herein. This Guaranty is for the direct benefit of the Collateral and Paying Agent on behalf of the Secured Parties only; under no circumstances shall the Issuer be a third party beneficiary of this Guaranty.

STATEMENT OF AGREEMENTS

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and as a material inducement to the Lender Parties to enter into the Financing Documents and to advance the Equity Loans and to purchase the Interim Notes to the Issuer, Guarantor hereby agrees as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

1.01 Definitions. As used in this Guaranty, the following terms have the following meanings:

“Columbia” means Columbia Gas Transmission Corporation, a Delaware corporation.

“Columbia Guaranties” means, collectively, the Columbia Guaranty of Principal and the Columbia Residual Guaranty.

“Debtor Relief Laws” means Title 11 of the United States Code, as now or hereafter in effect, or any other applicable law, domestic or foreign, as now or hereafter in effect, relating to bankruptcy, insolvency, liquidation, receivership, conservatorship, reorganization, arrangement or composition, extension or adjustment of debts, assignment for the benefit of creditors or other debtor relief, or similar laws affecting the rights of creditors.

“Default” means the occurrence of any “Event of Default” as defined in the Note Purchase Agreement, or the occurrence of any of the following:

(i) Guarantor’s failure to pay any of Guarantor’s Obligations in strict accordance with the terms hereof; or

(ii) any violation, breach, or default by Guarantor of any term, covenant, condition, representation or warranty under this Guaranty or any obligation of Guarantor under this Guaranty other than as described in clauses (i) or (ii) preceding, and the continuance of such default for five Business Days.

“Guaranteed Indebtedness” means collectively, all interest, fees, attorneys’ fees, commitment fees, late charges, costs, expenses, Make-Whole Amount payments, indemnification obligations, and all other indebtedness, liabilities and sums now or hereafter due or owing, or for which the Issuer is liable or otherwise obligated to pay pursuant to or arising under (A) the terms of the Interim Notes, Note Purchase Agreement, Credit Agreement, Equity Loans, Mortgage or any of the other Financing Documents, now or hereafter existing or arising, and (B) any and all renewals, modifications, increases, substitutions, refinancings, future advances, supplements, amendments, rearrangements or extensions of such indebtedness, or of any of the Financing Documents, or any part thereof; provided however, that notwithstanding anything else in this Guaranty to the contrary Guaranteed Indebtedness shall not include any Guaranteed Principal.

“Guaranteed Principal” means all amounts of outstanding principal of the Equity Loans and Interim Notes, now or hereafter due or owing (including all amounts advanced by the Revolving Lenders or any Note Holder in stages or installments), for which the Issuer is liable or otherwise obligated to pay, pursuant to or arising under the terms of the Note Purchase Agreement or Credit Agreement, including any increases in the amount of principal of the Equity Loans and Interim Notes owed under the Note Purchase Agreement or the Credit Agreement.

“Guarantor’s Obligations” has the meaning given such term in Section 2.01 below.

“Piedmont” means Piedmont Natural Gas Company, Inc., a North Carolina corporation, parent of Guarantor and sponsor of Issuer.

1.02 Uniform Defined Terms, Rules of Construction, etc. Certain capitalized terms used in this Guaranty are defined in, and certain rules of interpretation with respect to this Guaranty are set forth in, Appendix I attached to the Note Purchase Agreement.

ARTICLE II

NATURE AND SCOPE OF GUARANTY

2.01 Guaranty of Payment. Subject to Section 2.02(b), Guarantor hereby absolutely, unconditionally and irrevocably (i) guarantees to the Collateral and Paying Agent, for the benefit of the Secured Parties, the punctual payment when due, whether on the scheduled payment date, by lapse of time, by acceleration of maturity, or otherwise, of one-half of the Guaranteed Indebtedness and (ii) agrees punctually to pay to the Collateral and Paying Agent, for the benefit of the Secured Parties, all Guarantor’s other payment obligations under this Guaranty (the obligations of Guarantor described in clauses (i) and (ii) of this sentence being hereafter referred to as “Guarantor’s Obligations”). This Guaranty covers Guarantor’s Obligations, whether presently existing or arising subsequent to the date hereof. Guarantor agrees that if all or any part of the Guaranteed Indebtedness shall not be punctually paid when due, whether on the scheduled payment date, by lapse of time, by acceleration of maturity or otherwise, Guarantor shall, within one (1) Business Day after receipt of written demand from the Collateral and Paying Agent (provided, however, that the failure of the Collateral and Paying Agent to make such demand shall not relieve, discharge or waive any rights of the Collateral and Paying Agent against Guarantor in any respect of Guarantor’s Obligations under this Guaranty), pay Guarantor’s Obligations to the Collateral and Paying Agent by wire transfer to the Collection Account. The Collateral and Paying Agent may, but shall have no obligation to, make such demand(s) at any time coincident with or after the time for payment of all or part of the Guaranteed Indebtedness and such demand(s) may be made from time to time with respect to the same or different items of the Guaranteed Indebtedness.

2.02 Primary Liability of Guarantor; Limit on Amount of Guaranteed Indebtedness.

(a) Subject to Section 2.02(b), the guaranty of Guarantor set forth in Section 2.01 is an absolute, unconditional, irrevocable, and continuing guaranty of payment and not of collection. The Guarantor is a primary obligor and shall be liable for the payment in full of Guarantor’s Obligations without assistance or support from the Issuer or any other Person, as set forth in this Guaranty.

(b) Notwithstanding any other provision of this Guaranty and notwithstanding any provision in any other Financing Document, in no event shall the liability of Guarantor for the Guaranteed Indebtedness exceed $25,000,000 in the aggregate.

(c) In the event of any Default under Section 11.01(g) of the Note Purchase Agreement with respect to Guarantor, the Guaranteed Indebtedness, for purposes of this Guaranty, shall be deemed immediately due and payable, and Guarantor shall without presentment, protest, notice of protest, notice of nonpayment or of dishonor or of default or nonperformance, or notice of acceleration or intent to accelerate, or any other notice whatsoever, without any notice having been given to Guarantor of (i) the acceptance by the Secured Parties of this Guaranty, and (ii) such obligation to pay, all such notices being hereby waived by Guarantor (which waiver is in addition to, and not in limitation of, any and all waivers of Guarantor in Section 2.04 and elsewhere in this Guaranty), promptly pay Guarantor’s Obligations by wire transfer to the Collection Account, whether or not suit is filed thereon, or whether at maturity or by acceleration, or whether before or after maturity, or whether in connection with bankruptcy, insolvency, or appeal.

(d) It shall not be necessary for a Secured Party, in order to enforce payment by Guarantor, first or contemporaneously, to institute suit or pursue or exhaust any rights or remedies against the Issuer or any other Person liable on the Guaranteed Indebtedness, or to enforce any rights, remedies, powers, privileges or benefits of the Secured Parties against any security or collateral which shall ever have been given to secure the Guaranteed Indebtedness or the payment thereof, or to join or bring a separate action against the Issuer or any other Person liable for the payment of the Guaranteed Indebtedness or any part thereof in any action to enforce this Guaranty, or to resort to any other means of obtaining payment of the Guaranteed Indebtedness, including any action against Columbia under the Columbia Residual Guaranty. Notwithstanding the other provisions of this Guaranty, unless prohibited by any Requirement of Law, the Collateral and Paying Agent shall use commercially reasonable efforts to make equivalent and substantially contemporaneous demand against Guarantor and Columbia for their respective obligations under this Guaranty and under the Columbia Residual Guaranty. Nothing contained herein, however, shall in any way prevent the Lender Parties from suing on the Interim Notes or on the Equity Loans, or both, or foreclosing any Lien on the Collateral or from exercising any other rights or remedies thereunder or under any of the other Financing Documents, and if such foreclosure or other remedy is availed of, the proceeds therefrom, after deduction of all reasonable charges and expenses of every kind and nature whatsoever, shall be applied in reduction of the amounts due under the Loan Agreements in whatever order of priority that the Lender Parties determine. The application of any such net proceeds (other than payments by Guarantor and proceeds of collateral, if any, pledged by Guarantor net of charges and expenses of the Collateral and Paying Agent under Section 5.07 hereof related to collection thereof) shall not reduce or diminish Guarantor’s liability for any deficiency in the amount which remains unpaid on Guarantor’s Obligations after the application of such net proceeds. Each payment by Guarantor pursuant to this Guaranty and all net proceeds of collateral, if any, pledged by Guarantor to secure Guarantor’s Obligations shall reduce (dollar for dollar) the amount of Guarantor’s Obligations.

(e) Suit may be brought, demand may be made, remedies may be pursued against the Issuer or against all Persons who have signed this Guaranty or any other guaranty in favor of the Secured Parties covering all or any part of the Guaranteed Indebtedness, or against any one of more of them, separately or together, without impairing the rights of any Secured Party against Guarantor or any such Person or without invoking the benefits of the guaranties contained herein. The Secured Parties are entitled, but not required, to exercise any rights or remedies available to them hereunder. The Collateral and Paying Agent may, in its discretion, elect to demand payment, initiate suit, or otherwise pursue or exhaust its remedies against the Issuer or any other surety other than Guarantor or to proceed against any security now or hereafter existing for the payment of any of the Guaranteed Indebtedness.

2.03 Other Liability of Guarantor or the Issuer. If Guarantor is or becomes liable by endorsement or otherwise, for any indebtedness owing by the Issuer to the Secured Parties other than Guarantor’s Obligations, the liability of Guarantor for such other indebtedness shall not in any manner be impaired or affected hereby, and the rights of the Collateral and Paying Agent hereunder shall be cumulative of any and all other rights that the Secured Parties may have against Guarantor. The Issuer is obligated to the Secured Parties for the Guaranteed Indebtedness and for other amounts which, in the aggregate, are in excess of Guarantor’s Obligations. No payment received or recovery realized upon any other obligations of the Issuer to any such Secured Party shall reduce the Guaranteed Indebtedness for purposes of determining Guarantor’s Obligations, except to the extent paid by Guarantor itself in respect of Guarantor’s Obligations; and any amount paid by any other Person, or by Guarantor for any other purpose, may be applied, in the Secured Parties’ sole discretion, to indebtedness of the Issuer to such Secured Party other than Guarantor’s Obligations. This Guaranty is independent of, and shall not be limited by, any other guaranty now existing or hereafter given. Without limiting the generality of the foregoing, Guarantor acknowledges that (i) the Collateral and Paying Agent, on behalf of the Secured Parties, is the beneficiary of the PEP Principal Guaranty and the Columbia Guaranties; (ii) together, the Columbia Residual Guaranty and this Guaranty guarantee all of the Guaranteed Indebtedness; and (iii) Guarantor’s obligations hereunder are independent of, and are enforceable against Guarantor regardless of any acceleration or enforcement of, the Other Columbia Guaranty or the Columbia Guaranties. Further, Guarantor’s liability under this Guaranty is in addition to any and all other liability Guarantor may have in any other capacity.

2.04 Waivers. This Guaranty shall be effective as a waiver of, and Guarantor hereby expressly waives:

(a) any right to revoke this Guaranty;

(b) any right to require any Secured Party to do any of the following before Guarantor is obligated to pay Guarantor’s Obligations or before the Collateral and Paying Agent may proceed against Guarantor:

(i) sue or exhaust remedies against the Issuer or any other Person, including Columbia, that may be liable for the Guaranteed Indebtedness or any portion thereof;

(ii) sue on an accrued right of action in respect of any of the Guaranteed Indebtedness or bring any other action, exercise any other right, or exhaust any other remedy, including under the Columbia Residual Guaranty; or

(iii) enforce rights against the Issuer’s assets of the collateral pledged by the Issuer to secure the Guaranteed Indebtedness;

(c) any right relating to the timing, manner or conduct of any Secured Party’s enforcement of rights against the Issuer’s assets or collateral pledged by the Issuer to secure the Guaranteed Indebtedness;

(d) promptness, diligence, notice of any Default, notice of nonpayment or nonperformance, notice of acceleration or intent to accelerate, acceptance or notice of acceptance of this Guaranty, presentment, notice of protest, demand, notice of demand, notice of intention to accelerate, notice of dishonor, notice of the incurring by the Issuer of additional indebtedness, notice of any suit or other action by any Secured Party against the Issuer or any other Person, any notice to any Person liable for the obligation which is the subject of the suit or action, and all other notices and demands with respect to the Guaranteed Indebtedness and this Guaranty; provided Guarantor’s obligations hereunder shall not be due until receipt of the notice and passage of time set forth in Section 2.01 hereof;

(e) any and all rights or defenses to which Guarantor may otherwise have been entitled under any suretyship laws or any similar Requirement of Law in effect from time to time, including any right or defense or privilege, whether existing under statute, at law or in equity, to require any Secured Party to take prior recourse or proceedings against any collateral, security or Person whatsoever;

(f) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the obligations guaranteed;

(g) any defense based upon the statute of limitations in any action for the payment of any or all of Guarantor’s Obligations, or for recovery from the Issuer or any other Person becoming barred by the statute of limitations or being otherwise prevented;

(h) any claim or defense that this Guaranty was made without consideration or is not supported by adequate consideration; or

(i) any duty on the part of the Secured Parties to disclose to Guarantor any facts the Secured Parties may now or hereafter know about the Issuer, regardless of whether any Secured Party has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume, or has reason to believe that such facts are unknown to Guarantor, or has a reasonable opportunity to communicate such facts to Guarantor, since Guarantor acknowledges that Guarantor is fully responsible for being and keeping informed of the financial condition of the Issuer and of all circumstances bearing on the risk of nonperformance of any obligations hereby guaranteed.

2.05 Several Guaranty. This Guaranty and the liability of Guarantor shall be several from all other guarantors including without limitation Columbia and notwithstanding that Guarantor’s Obligations include only one-half of the Guaranteed Indebtedness.

2.06 Term of Guaranty. This Guaranty shall continue in effect until, but shall automatically terminate and be of no further force or effect (without the need for any further action) upon, the Conversion Date, provided that notwithstanding any termination of this Guaranty or any return of this Guaranty to Guarantor, this Guaranty shall be revived and reinstated and continue in effect as provided in Section 3.01(b) of this Guaranty.

ARTICLE III

EVENTS AND CIRCUMSTANCES NOT REDUCING OR DISCHARGING GUARANTOR’S OBLIGATIONS

3.01	Certain Agreements by Guarantor.

(a) Guarantor hereby agrees that neither the Collateral and Paying Agent’s rights or remedies nor Guarantor’s Obligations shall be modified, changed, released, diminished, limited, impaired, reduced or affected in any way by any one or more of the following events, actions, facts or circumstances, and the liability of Guarantor under this Guaranty shall be absolute and unconditional irrespective of and notwithstanding:

(i) the dissolution or termination of Guarantor, the Issuer, the Secured Parties or any other Person;

(ii) any limitation of liability, enforceability or recourse action against, or other exculpation from liability of, the Issuer or any other Person in this Guaranty or any other Financing Document or arising under any Requirement of Law;

(iii) the taking or accepting of any other security, collateral or guaranty (including the Columbia Residual Guaranty), or other assurance of payment for, or right of recourse with respect to, any or all of Guarantor’s Obligations;

(iv) any (A) release, surrender, abandonment, exchange, substitution, alteration, sale, transfer or other disposition, deterioration, waste, failure to protect or preserve, impairment (including without limitation, negligent, willful, unreasonable or unjustifiable impairment), or loss of, (B) unenforceability, subordination, or failure to create or properly perfect any lien or security interest with respect to, or (C) other dealings with, any collateral or security, including any Intercompany Working Capital Promissory Note between Piedmont and PEP, at any time existing or purported, believed or expected to exist in connection with any or all of Guarantor’s Obligations, including any impairment or unenforceability of Guarantor’s recourse against any Person or collateral;

(v) whether expressly done or by operation of any Requirement of Law, any full or partial release of the liability of the Issuer with respect to the Guaranteed Indebtedness, or any part thereof, or of any co-guarantors, or any other Person, including Columbia under the Columbia Residual Guaranty, now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Indebtedness, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor has not been induced to enter into this Guaranty with the understanding that the Secured Parties will look to any other Person to pay or perform any of Guarantor’s Obligations;

(vi) any (A) order, ruling or plan or reorganization emanating from proceedings under any Debtor Relief Law with respect to the Issuer or any other Person, including any extension, reduction, composition, or other alteration of the Guaranteed Indebtedness, whether or not consented to by the Secured Parties; (B) impairment, modification, change, release or limitation of the liability of, or stay of actions or lien enforcement proceedings against the Issuer, its property, or its estate resulting from the operation of Debtor Relief Laws; (C) filing of a petition or the institution of any proceeding or action by or against the Issuer, Guarantor or any other Person pursuant to any Debtor Relief Law; (D) dissolution, merger, consolidation, change of form, structure or ownership, or lack of corporate, partnership or other organizational power of the Issuer, Guarantor or any other Person at any time liable for the payment of all or part of the Guaranteed Indebtedness; or (E) any sale, lease or transfer of any assets of the Issuer, Guarantor or any other Person at any time liable for the payment of all or part of the Guaranteed Indebtedness;

(vii) either with or without notice to or consent of Guarantor: (A) any renewal, extension, modification, increase, supplement, subordination or rearrangement of the terms of any or all of the Guaranteed Indebtedness or any of the Financing Documents, including, without limitation, material alterations of the terms of payment (including changes in maturity dates and interest rates), the amount of the Guaranteed Indebtedness (including any increases in the amount of the Guaranteed Indebtedness) or performance or any other terms thereof; (B) any waiver, termination, or release of, or consent to departure from, any of the Financing Documents or any other guaranty of any or all of the Guaranteed Indebtedness; (C) any adjustment, indulgence, forbearance or compromise that may be granted from time to time by the Secured Parties to the Issuer, Guarantor any other Person at any time liable for the payment or performance of any or all of the Guaranteed Indebtedness; or (D) the failure of the Collateral and Paying Agent to notify Guarantor of any of the foregoing;

(viii) any neglect, lack of diligence, delay, omission, failure or refusal of any Secured Party to (A) file or enforce any claim against the Issuer or any other Person, or (B) take or prosecute (or in taking or prosecuting) any action for the payment, collection or enforcement of any of the Guaranteed Indebtedness, or any action in connection with any Financing Documents (C) foreclose or take or prosecute any action to foreclose (or in foreclosing or taking or prosecuting any action to foreclose) upon any security therefor, or (D) exercise (or in exercising) any other right or power with respect to any security therefor, or (E) give any notice to Guarantor of any Default, or (F) sell or otherwise dispose in a commercially reasonable manner any collateral securing any or all of the Guaranteed Indebtedness (excepting only, with respect to any sale or other disposition of collateral, Requirement of Law which may not be waived by Guarantor). Guarantor further agrees, with respect to any sale or other disposition of collateral that ten (10) days written notice shall constitute reasonable notification. No provision of this Guaranty shall be construed to limit or otherwise adversely affect any Secured Party’s absolute and discretionary rights, as set forth in this Guaranty and the other Financing Documents, to release or otherwise deal or fail to deal with any such collateral without affecting or impairing Guarantor’s liability hereunder; or

(ix) the making of advances by any Lender Party to protect its interest in the Collateral, to preserve the value of the Collateral, or for the purpose of performing any term or covenant contained in any of the Financing Documents.

(b) If any payment of Guaranteed Indebtedness by the Issuer or any other Person to any Secured Party is held to constitute a preference, fraudulent transfer or other voidable payment under any Debtor Relief Law, or if for any other reason a Secured Party is required to refund such payment or pay the amount thereof to any other Person, then such payment by the Issuer or any other Person to such Secured Party shall not constitute a release of Guarantor from any liability hereunder, but Guarantor agrees to pay such amount as would otherwise be due under the terms of this Guaranty to such Secured Party upon demand and this Guaranty shall continue to be effective or shall be revived and reinstated (notwithstanding any prior release, surrender or discharge by any Secured Party of this Guaranty or of Guarantor), as the case may be, to the extent of any such payment or payments. This Guaranty shall apply to, any and all amounts so refunded by any Secured Party or paid by any Secured Party to another Person (which amounts shall constitute part of Guarantor’s Obligations), and any interest paid by any Secured Party and any attorneys’ fees, costs and expenses paid or incurred by any Secured Party in connection with any such event. It is the intent of Guarantor and Secured Parties that the obligations and liabilities of Guarantor hereunder are absolute, unconditional and irrevocable under any and all circumstances and that the obligations and liabilities of Guarantor hereunder shall not be discharged or released, in whole or in part, by any act or occurrence that might, but for the provisions of this Guaranty, be deemed a legal or equitable discharge or release of a guarantor. Any Secured Party’s surrender of this Guaranty shall not impair the revival, reinstatement and survival provisions set forth in this Section 3.01 or elsewhere in this Guaranty. Subject to the foregoing terms of this Section 3.01(b), the Collateral and Paying Agent shall promptly upon request of Guarantor upon or any time following the Conversion Date return this Guaranty; it being understood and agreed that, subject to the foregoing terms of this Section 3.01(b), all obligations arising under this Guaranty shall be automatically discharged and released upon the Conversion Date regardless of whether or not this Guaranty is so returned.

(c) If acceleration of the time for payment of any Guaranteed Indebtedness payable by the Issuer under the Loan Agreements is stayed or delayed by any Requirement of Law or Governmental Authority, whether now or hereafter existing, Guarantor’s Obligations in respect thereof shall (if otherwise due under the terms of this Guaranty) nonetheless be payable by Guarantor on demand by the Collateral and Paying Agent.

3.02 Guarantor’s Obligations Not Reduced by Offset. Guarantor’s Obligations shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of the Issuer, or any other party, against any Secured Party or against payment of the Guaranteed Indebtedness (other than the defense of payment), whether such offset, claim or defense arises in connection with the Guaranteed Indebtedness (or the transactions creating the Guaranteed Indebtedness) or otherwise.

ARTICLE IV

REPRESENTATIONS, WARRANTIES, AND COVENANTS

4.01 Representations and Warranties of Guarantor. Guarantor hereby represents and warrants to and with the Collateral and Paying Agent, for the benefit of the Secured Parties, as follows:

(a) (i) Piedmont is the owner of a direct or indirect 50% interest in the Issuer, (ii) the value of the consideration and benefit received and to be received by Guarantor as a result of any Lender Party’s providing a loan to, or purchasing Notes from, the Issuer, and Guarantor’s executing and delivering this Guaranty, is reasonably worth at least as much as the liability and obligation of Guarantor hereunder, and (iii) the Equity Loans and the purchases of the Interim Notes have benefited, and may reasonably be expected to benefit, Guarantor, directly or indirectly;

(b) this Guaranty is a duly authorized, legal, valid, and binding obligation upon and enforceable against Guarantor in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether enforcement is sought by proceedings in equity or at law);

(c) The execution, delivery and performance by Guarantor of this Guaranty will not cause Guarantor to be, in violation of any Requirement of Law or in contravention of, breach of or in default under any material contract, agreement or restriction by which Guarantor is bound or affected;

(d) Guarantor is (i) duly organized, validly existing, and in good standing under the laws of the state of its organization, (ii) has full power and authority, and the legal right, to execute and perform this Guaranty and (iii) is duly qualified as a foreign corporation or other entity under the laws of each jurisdiction where the conduct of its business requires such qualification except those jurisdictions as to which the failure to be so qualified could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to such Guarantor;

(e) this Guaranty, the documents, certificates or other writings delivered to the Lender Parties by or on behalf of Guarantor in connection with the transactions contemplated hereby and the financial statements delivered pursuant to Section 4.02, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(f) (i) there is no pending litigation or proceeding of or before any arbitrator or Governmental Authority, (ii) no investigation is pending before any Governmental Authority, and (iii) to the knowledge of Guarantor, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority has been threatened in each case, by or against Guarantor, that relate in any way to the validity, enforceability, or priority of this Guaranty, and that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Guarantor or this Guaranty;

(g) all financial statements which have been furnished to any Secured Party by or on behalf of Guarantor and Piedmont present fairly in all material respects, the consolidated financial condition of Guarantor and Piedmont and their consolidated subsidiaries as of the respective dates specified in such statements and the consolidated results of their operations and their cash flows for the respective periods specified therein, and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). Since the FYE of the Guarantor and Piedmont for which financial statements of such Guarantor and Piedmont were delivered as a condition to Closing, to and including the Closing Date, no Material Adverse Change has occurred with respect to Guarantor and Piedmont;

(h) no bankruptcy or insolvency proceedings or other similar relief under Debtor Relief Laws are pending or contemplated by Guarantor nor, to Guarantor’s knowledge, are any such proceedings contemplated against Guarantor, and after giving effect to this Guaranty, Guarantor is solvent, is not bankrupt and has no outstanding liens, garnishments, bankruptcies or court actions which could reasonably be expected to render Guarantor insolvent or bankrupt, and has not incurred and will not incur debts that will be beyond Guarantor’s ability to pay as such debts mature;

(i) Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of the Issuer and is familiar with the value of any all collateral intended to be created as security for the payment of the Guaranteed Indebtedness, but Guarantor is not relying on such financial condition or the collateral as inducement to enter into this Guaranty;

(j) Guarantor has read and fully understands the provisions contained in this Guaranty and the other Financing Documents;

(k) NEITHER THE SECURED PARTIES, THE ISSUER NOR ANY AFFILIATE OF EITHER THE SECURED PARTIES OR THE ISSUER HAS MADE ANY REPRESENTATION, WARRANTY OR STATEMENT TO GUARANTOR IN ORDER TO INDUCE GUARANTOR TO EXECUTE THIS GUARANTY, AND GUARANTOR HEREBY EXPRESSLY WAIVES ANY CLAIM OF FRADULENT INDUCEMENT TO EXECUTE THIS GUARANTY AND FURTHER DISCLAIMS ANY RELIANCE ON STATEMENTS OR REPRESENTATIONS OF THE SECURED PARTIES IN WAIVING SUCH A CLAIM; and

(l) Guarantor has independently and without reliance upon the Secured Parties, and based upon such documents and information as Guarantor has deemed appropriate, made its own analysis and decision to enter into this Guaranty.

4.02 Financial Statements and Reporting Requirements. Guarantor covenants and agrees that during the term of this Guaranty, Guarantor shall furnish or cause to be furnished to the Secured Parties the following:

(a) (1) as soon as available, but in any event within 90 days after each FYE of the Guarantor, the Guarantor’s unaudited consolidated balance sheet and related statements of income, retained earnings and cash flows as of the end of and for its fiscal year then ended, setting forth in each case, in comparative form, the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, (2) as soon as available, but in any event within 90 days after each FYE of Piedmont, Piedmont’s audited consolidated balance sheet and related statements of income, retained earnings and cash flows as of the end of and for its fiscal year then ended, setting forth in each case, in comparative form, the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, and, in the case of each of the audited, annual financial statements, accompanied by an opinion thereon of an independent certified public accounting firm of recognized national standing to the effect that such consolidated financial statements present fairly, in all material respects, the consolidated financial condition of Piedmont, and its consolidated subsidiaries, as of the respective dates specified in statements, and the consolidated results of their operations and their cash flows for the periods specified in conformity with GAAP, and shall not contain any “going concern” or like qualification or exception, nor any qualification arising out of the scope of the audit

(b) (1) as soon as available, but in any event within 45 days after the end of each fiscal quarter of Guarantor, the unaudited balance sheet and related statements of income, retained earnings and cash flows for such quarter, and the portion of the fiscal year through the end of such quarter, setting forth in each case, in comparative form, the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, each certified by a Senior Financial Officer of Guarantor, as fairly presenting, in all material respects the financial position of Guarantor and its results of operations and cash flows, subject to changes resulting from year-end adjustments; (2) as soon as available, but in any event within 45 days after the end of each fiscal quarter of Piedmont, the unaudited balance sheet and related statements of income, retained earnings and cash flows for such quarter, and the portion of the fiscal year through the end of such quarter, setting forth in each case, in comparative form, the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, each certified by a Senior Financial Officer of Piedmont, as fairly presenting, in all material respects the financial position of Piedmont and its results of operations and cash flows, subject to changes resulting from year-end adjustments;

(c) all financial statements described in subsections (a) and (b) of this Section 4.02 shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently (except as set forth in the notes thereto) throughout the periods reflected therein and with prior periods; and

(d) promptly after any Secured Party’s request, such additional information or financial statements concerning Guarantor or Piedmont as any Secured Party may reasonably request from time to time.

4.03 Waiver of Subrogation Rights. Guarantor hereby covenants and agrees that, until the Guaranteed Indebtedness has been paid, and satisfied in full, Guarantor shall not assert, enforce or otherwise exercise or be entitled to, and hereby waives, any claim or other right which Guarantor may now have or hereafter acquire against the Issuer or any other guarantor of all or any of the Guaranteed Indebtedness that arises from the existence or performance of Guarantor’s obligations under this Guaranty or any of the other Financing Documents, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification, any right to participate in any claim or remedy of any Secured Party against the Issuer or any collateral which any Secured Party now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights.

4.04 Additional Covenants of Guarantor.

(a) Guarantor will keep itself fully apprised of the Issuer’s financial and business condition, and Guarantor shall be responsible for obtaining for itself information regarding the Issuer including, without limitation, any changes in the financial or business condition of the Issuer, and Guarantor acknowledges and agrees that the Secured Parties shall have no duty at any time to notify Guarantor of any information which the Secured Parties may have or acquire concerning the Issuer or to investigate or inform Guarantor of the financial or business condition or affairs of the Issuer or any change therein;

(b) Guarantor acknowledges and agrees that Guarantor’s representations, warranties, covenants, waivers and agreements set forth in this Guaranty are a material inducement to the Lender Parties to advance funds under the Loan Agreements to the Issuer and to enter into the other Financing Documents and shall survive the execution hereof and any bankruptcy, foreclosure, transfer of security or other event affecting the Issuer, Guarantor, any other Person, or any security for all or any part of the Guaranteed Indebtedness.

ARTICLE V

GENERAL PROVISIONS

5.01 Rights Cumulative. The exercise by any Secured Party of any right or remedy hereunder or under any other Financing Document, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy. The Secured Parties shall have all rights, remedies and recourses afforded to the Secured Parties by reason of this Guaranty or any other Financing Document or by any Requirement of Law, in equity or otherwise, and the same (i) shall be cumulative and concurrent, (ii) may be pursued separately, successively or concurrently against the Issuer or Guarantor or other Persons obligated for the Guaranteed Indebtedness, or any part thereof, or against any one or more of them, less than all, or against any security or otherwise, at the sole and absolute discretion of the Secured Parties, without impairing the any Secured Party’s rights (iii) may be exercised as often as occasion therefor shall arise, it being agreed by Guarantor that the exercise of, discontinuance of the exercise of or failure to exercise any of such rights, remedies or recourses shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse, and (iv) are intended to be, and shall be, nonexclusive.

5.02 Notices. All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i) if to any Secured Party or its nominee, to such Secured Party or its nominee at the address specified for such communications pursuant to the Security and Intercreditor Agreement,

(ii) if to Guarantor, to Guarantor at the address set forth on the signature page of this Guaranty, or at such other address as Guarantor shall have specified to the Collateral and Paying Agent in writing, or

(iii) if to the Collateral and Paying Agent, to the Collateral and Paying Agent at 209 South LaSalle Street, Suite 300, Chicago, IL 60604, or at such other address as the Collateral and Paying Agent shall have specified to each party hereto in writing.

Notices under this Section 5.02 will be deemed given only when actually received. Any notice or communication provided for hereunder must reference this Guaranty and the Section(s) and subsection(s) hereof to which it relates.

5.03 Binding Effect. This Guaranty shall be binding upon Guarantor and Guarantor’s successors and assigns; provided, however, that Guarantor may not, without the prior written consent of the Collateral and Paying Agent in each instance, assign or delegate any of its rights, powers, duties or obligations hereunder, and any attempted assignment or delegation made without the Lender Parties’ prior written consent shall be void ab initio and of no force or effect. This Guaranty is for the benefit of the Secured Parties and their successors and permitted assigns, and any subsequent Note Holders. If the Guaranteed Indebtedness or any part thereof is assigned in accordance with the terms of the Note Purchase Agreement, the rights and benefits hereunder, to the extent applicable to the Guaranteed Indebtedness so assigned, may be transferred with such Guaranteed Indebtedness. Guarantor waives notice of any transfer or assignment of the Guaranteed Indebtedness, or any part thereof, and agrees that failure to give notice of any such transfer or assignment will not affect the liabilities of Guarantor hereunder.

5.04 Governing Law. This Guaranty shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

5.05 Submission to Jurisdiction. The Guarantor agrees that, if judicial proceedings are brought by any Secured Party to enforce any right or remedy arising out of or based on this Guaranty or any other Financing Document, no immunity from such proceedings will be claimed by or on behalf of Guarantor, or with respect to its property. With respect to any such suit, action or proceeding which may be brought by any Secured Party, Guarantor hereby consents to submit to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Guaranty and waives any objection which it may have to the venue of any such suit, action or proceeding in any such court and any claim or defense of inconvenient forum. The Guarantor irrevocably appoints Corporation Trust Services Company, on or before the Closing Date, as its authorized agent upon which process may be served in any such suit, action or proceeding and Corporation Trust Services Company has accepted such appointment. The Guarantor will take any and all action, including the execution and filing of all such documents and instruments, as may be necessary to effect and continue the appointment of such agent in full force and effect, or if necessary by reason of any fact or condition relating to such agent, to replace such agent (but only after having given notice thereof to each Secured Party) during the period in which any Interim Notes are outstanding. The Guarantor agrees that service of process upon such agent and written notice of such service given to Guarantor shall be deemed in every respect effective service of process upon Guarantor in any such suit, action or proceeding in any such court. In making the foregoing appointment and submission to jurisdiction, Guarantor expressly waives the benefit of any contrary provisions of law. Nothing in this Section 5.05 shall affect the right of any Secured Party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Guarantor in any court in which Guarantor is subject to suit.

5.06 Severability. Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

5.07 Attorneys’ Fees and Costs of Collection. Guarantor shall pay on demand all reasonable attorneys’ fees and all other costs and expenses incurred by the Collateral and Paying Agent in the successful enforcement of or preservation of any Secured Party’s rights under this Guaranty, including, without limitation, all reasonable attorneys’ fees and expenses, investigation costs, and all court costs, whether or not suit is filed hereon, or whether (i) at maturity or by acceleration, or (ii) before or after maturity, or (iii) in connection with bankruptcy, reorganization, insolvency or appeal, or (iv) in connection with the collection or enforcement of this Guaranty against Guarantor. Guarantor agrees to pay interest on any expenses or other sums due under this Section 5.07 that are not paid when due, at a rate per annum equal to the Default Rate.

5.08 Assignment; Disclosure of Information. Each Lender Party may, from time to time and without notice to Guarantor, sell or offer to sell its Secured Debt, or interests therein, to one or more assignees and is hereby authorized to disseminate and disclose any information (whether or not confidential or proprietary in nature) that such Lender Party now has or may hereafter obtain pertaining to Guarantor, this Guaranty, its Secured Debt or the Guaranteed Indebtedness (including, without limitation, any credit or other information regarding Guarantor, the Issuer, any of their principals, or any other Person liable, directly or indirectly, for any part of the Guaranteed Indebtedness), to (i) any assignee or any prospective assignee, (ii) any of such Lender Party’s Affiliates, and (iii) any regulatory body having jurisdiction over such Lender Party or its Secured Debt. To the extent specified in any of the documents evidencing any such assignment, any assignee shall have the rights and benefits with respect to this Guaranty and the other Financing Documents that such assignee would have had if any such assignee had been an original Secured Party. The Lender Parties, as a courtesy to Guarantor, will endeavor to notify Guarantor of any such assignees, or prospective assignees, to which the Lender Parties disseminate any of the information described in this Section 5.08; provided, however, that the foregoing terms of this Section 5.08 are subject to the terms of Section 5.09.

5.09 Confidential Information. The terms of Section 20.01 of the Note Purchase Agreement are hereby incorporated in their entirety herein by reference, mutatis mutandis, and shall have the same force and effect as if restated herein.

5.10 No Waiver. The rights of the Secured Parties hereunder shall be in addition to all other rights of the Secured Parties under the other Financing Documents or provided by law. No modification or waiver of any provision of this Guaranty, or consent to departure therefrom, or any release or discharge, shall be effective unless in writing and executed and delivered by each Lender Party to Guarantor. No waiver of any Default or of any breach of any of the provisions of this Guaranty or of any other Financing Document shall be considered a waiver of any other or subsequent Default or breach, and no delay or omission in exercising or enforcing the rights and powers granted herein or in any other Financing Document shall be construed as a waiver of such rights and powers, and no exercise or enforcement of any rights or powers hereunder or under any other Financing Document shall be held to exhaust such rights and powers, and every such right and power may be exercised from time to time. The granting of any consent, approval or waiver by any Secured Party shall be limited to the specific instance and purpose therefor and shall not constitute consent, approval or waiver in any other instance or for any other purpose, and no consent, approval or waiver by any Secured Party shall extend beyond the particular case and purpose specifically stated therein. No notice to or demand on Guarantor in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand, or shall of itself entitle Guarantor to any other or further notice or demand in the same, similar or other circumstances. No provision of this Guaranty or any right, remedy or recourse of the Secured Parties with respect hereto, or any Default or breach, can be waived, and neither this Guaranty nor any Guarantor shall be released or discharged in any way or to any extent, except specifically in each case by a writing intended for that purpose (and which refers specifically to this Guaranty) executed and delivered by each Lender Party to Guarantor.

5.11 Further Assurances and Corrections. From time to time, at the reasonable request of the Collateral and Paying Agent, Guarantor will (i) promptly correct any defect, error or omission which may be discovered in the contents of this Guaranty or in any other Financing Document executed by Guarantor or in the execution or acknowledgment thereof; (ii) execute, acknowledge, deliver and record or file (or cause to be executed, acknowledged, delivered and recorded or filed) such further documents and instruments and perform such further acts and provide such further assurances as may be reasonably necessary, desirable, or proper, as requested by the Collateral and Paying Agent, (A) to carry out more effectively the purposes of this Guaranty and the other Financing Documents and the transactions contemplated hereunder and thereunder, (B) to confirm the rights created under this Guaranty and the other Financing Documents, (C) to protect and further the validity, priority and enforceability of this Guaranty and the other Financing Documents and the liens and security interests created thereby, and (D) to subject to the Financing Documents any property of Guarantor intended by the terms of any one or more of the Financing Documents to be encumbered by the Financing Documents; and (iii) pay all reasonable costs and expenses in connection with any of the foregoing.

5.12 Relationship of the Parties: No Fiduciary Relationship. Notwithstanding any prior business or personal relationship between Guarantor and any Lender Party, or any officer, director or employee of any Lender Party, that may exist or have existed, the relationship between the Lender Parties and Guarantor is solely that of lender and guarantor. Guarantor and the Lender Parties are not partners or joint venturers, and no term or condition of any of the Financing Documents shall be construed so as to deem the relationship between Guarantor and any Lender Party to be other than that of guarantor and lender. The Lender Parties have no fiduciary or other special relationship with or duty to Guarantor and none is created hereby or may be inferred from any course of dealing or conduct or act or omission of any Lender Party.

5.13 Time of Essence. Time is of the essence in this Guaranty with respect to all of Guarantor’s obligations hereunder.

5.14 No Third Party Beneficiaries. None of the Issuer, any other Credit Party, nor any other Person shall be a third party beneficiary of this Guaranty. For the avoidance of doubt, the Secured Parties and each assignee of a Lender Party’s Secured Debt shall be a direct beneficiary of this Guaranty.

5.15 Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

5.16 Headings. The Article, Section and Subsection headings of this Guaranty are inserted for convenience of reference only and shall in no way alter, modify, define, limit, amplify or be used in construing the text, scope or intent of such Articles, Sections or Subsections or any provisions hereof.

5.17 Payments. All sums payable under this Guaranty shall be paid in immediately available funds, without offset, in lawful money of the United States of America, which shall at the time of payment be legal tender for the payment of public and private debts. Payments by check or draft shall not constitute payment in immediately available funds until the required amount is actually received in full by the applicable Secured Party.

5.18 Waiver of Right to Jury Trial. GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER FINANCING DOCUMENT, OR ANY OTHER INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

5.19 Survival; Entire Agreement. All representations and warranties contained herein shall survive the execution and delivery of this Guaranty and the other Financing Documents, the purchase or transfer by any Secured Party of any of its Secured Debt or portion thereof or interest therein until full and final payment of the Interim Notes, and may be relied upon by any subsequent Secured Party, regardless of any investigation made at any time by or on behalf of such transferee or any other Secured Party. Subject to the preceding sentence, this Guaranty, the other Financing Documents and the other documents and agreements entered into in connection herewith embody the entire agreement and understanding between the Secured Parties and the Guarantor and supersede all prior agreements and understandings relating to the subject matter hereof.

[Signatures appear on the following page(s)]

IN WITNESS WHEREOF, Guarantor duly executed this Guaranty as of the date first written above.

Address of Guarantor:	GUARANTOR:

Piedmont Energy Partners, Inc. c/o Piedmont Natural Gas Company, Inc. 4720 Piedmont Row Drive Charlotte, NC 28210 Attention: Robert Pritchard Fax No. 704-731-4097 Telephone No. 704-731-4332	Piedmont Energy Partners, Inc., a North Carolina corporation By: Kevin M. O’Hara Name: Kevin M. O’Hara Title: Manager